UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seven Arts Pictures PLC
(Exact name of registrant as specified in its charter)

England	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

38 Hertford Street
London UK W1J 7SG
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, £0.05 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 0001408276

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM  1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is contained under the headings “9.A.5.  Ordinary and Preferred Share Description” in the Registrant’s Registration Statement 20-F, originally filed with the Securities and Exchange Commission on December 19, 2007, as amended (File No 000-52990), which description is incorporated herein by reference. Copies of such description will be filed with The NASDAQ Stock Market LLC.

ITEM 2. EXHIBITS.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 6, 2009                                                                                                             SEVEN ARTS PICTURES PLC

                By:           /s/ Peter Hoffman
                Peter Hoffman
                Chief Executive Officer